Financial Investors Trust 485BPOS

Exhibit (h)(41)

Amendment to Fund Accounting and Administration Agreement

This Amendment dated as of May 21, 2018 (this “Amendment”) is to the Fund Accounting and Administration Agreement dated as of October 1, 2007, as amended, (the “Agreement”), between ALPS Fund Services, Inc. (“ALPS”), a Colorado corporation, and Financial Investors Trust (the “Trust”), a Delaware statutory trust. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2.	Effective as of the date of this Amendment, Appendix C to the Agreement is replaced in its entirety with the new Appendix C attached hereto and incorporated by reference herein.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name: Edmund J. Burke		Name: Jeremy O. May
Title: President		Title: President

Exhibit (h)(41)

Appendix A

List of Funds

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Class A, Investor Class, Class C and Class I)

ALPS/Kotak India Growth Fund (Class A, Investor Class, Class C and Class I)

ALPS/Metis Global Micro Cap Value Fund (Class A, Investor Class, Class C and Class I)

ALPS/Red Rocks Listed Private Equity Fund (Class A, Investor Class, Class C, Class I and Class R)

ALPS/WMC Research Value Fund (Class A, Investor Class, Class C and Class I)

Clough China Fund (Class A, Investor Class, Class C and Class I)

RiverFront Asset Allocation Aggressive (Class A, Investor Class, Class C, Class I, Class L and Investor Class II)

(formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (Class A, Investor Class, Class C, and Class I)

(formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (Class A, Investor Class, Class C and Class I)

(formerly, RiverFront Conservative Income Builder Fund)

Exhibit (h)(41)

Appendix C

Fees

* * * * *

OUT-OF-POCKET EXPENSES:

Pass-through at cost of out-of-pocket expenses, including: third-party security pricing and/or data fees, Bloomberg fees, Gainskeeper fees, Blue Sky permit processing fees and state registration fees, control review reports, travel expenses to Board meetings and on-site supervisory reviews, Board book/materials printing and mailing, FINRA advertising/filing fees (including additional ALPS’ fees for expedited reviews), registered representative licensing fees, Mauritius fees and expenses with respect to the ALPS/Kotak India Growth Fund, fulfillment costs, postage, customized programming/enhancements and other expenses which may occur at the direction of the Trust.

The fees do not reflect the cost for an independent auditor to review the income tax provision and tax basis financial statement disclosures, review and sign the federal and state income tax returns, review the distribution calculations or review and sign the excise tax returns.